DIGITAL DATA NETWORKS, INC.

                 3102 Maple Avenue, Suite 230, Dallas, TX 75201
        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 28, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Donald B. Scott, Jr. and Richard J. Boeglin, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Digital Data Networks, Inc. on Wednesday, June 28, 2000, at the Company's offices, 3102 Maple Avenue, Suite 230, Dallas, Texas 75201 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.      ELECTION OF DIRECTORS:

     ___   FOR all nominees listed below                 ___ WITHHOLD AUTHORITY
           (except as marked to the contrary below)          to vote for all
nominees below

           Donald B. Scott, Jr., James F. Biagi, Jr., Robert F. Hussey (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

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2.   PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT
     PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S FINANCIAL STATEMENTS FOR THE CURRENT YEAR ENDING DECEMBER 31, 2000 AND TO PERFORM OTHER APPROPRIATE ACCOUNTING SERVICES.

                         FOR___    AGAINST___     ABSTAIN___
                  (Continued and to be signed on reverse side)












3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE INDIVIDUALS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" RATIFICATION OF APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                                    DATED:________________________________,2000


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                                                      Signature

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                                               Signature if held jointly

                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.